Exhibit 99.2

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT (this “Assignment”) is made as of the 23 day of December, 2003 by GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership (“Assignor”), in favor of ELSTER ELECTRICITY, 208 SOUTH ROGERS LANE, RALEIGH, NC LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H

     WHEREAS, Pursuant to that certain Purchase Agreement dated as of the 3rd day of December, 2003 (the “Contract”) by and between Eastpark Group II, L.L.C., a North Carolina limited liability company (“Seller”), as seller, and Assignor, as purchaser, Assignor agreed to acquire from Seller certain real property commonly known as 208 South Rogers Lane, Raleigh, NC and more particularly described in the Contract (the “Premises”); and

     WHEREAS, Assignor desires to assign to Assignee its right, title and interest in and to the Contract, and Assignee desires to acquire Assignor’s right, title and interest in and to the Contract.

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) paid by Assignee to Assignor, the promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     Assignment. Assignor hereby transfers, assigns, conveys and sets over unto Assignee all of Assignor’s right, title and interest in and to the Contract.

     2.     Assumption. Assignee hereby accepts the foregoing assignment of, and assumes, Assignor’s right, title and interest in and to the Contract and agrees to be bound by and subject to all of the terms, covenants and conditions of the Contract.

     3.     Representations and Warranties. Assignor hereby represents and warrants that as of the date hereof:

          (a) Assignor has performed all of the obligations and responsibilities of Assignor as the acquiror under the Contract.

          (b) Assignor has not previously assigned the Contract to any third party. Assignor has full power, capacity and authority to sell, transfer and assign its rights under the Contract to Assignee as provided in this Assignment.

          (c) The form of Contract attached hereto as Exhibit A is a true, correct and complete copy of the Contract, which Contract is in full force and effect as of the date hereof, and has not been modified or amended.

          (d) The Contract sets forth the entire agreement between Assignor and Seller relating to the transfer of the Premises, and there are no other agreements, written or oral, relating to the conveyance of the Premises.

          (e) The Contract is valid and in full force and effect and, to the best of Assignor’s knowledge, neither Assignor nor Seller is in default thereunder. To the best of Assignor’s knowledge, Seller has no defense, offset or counterclaim against Assignor arising out of the Contract or in any way relating thereto, or arising out of any other transaction between Seller and Assignor, and no event has occurred and no condition exists which, with the passage of time, and the giving of notice, or both, would be a default or event of default under the Contract. To the best of Assignor’s knowledge, there are no events currently existing which give Seller the right to cancel the Contract.

          (f) No notice of termination has been given by Assignor or Seller with respect to the Contract.

          (g) To the best of Assignor’s knowledge, there are no disputes between Assignor and Seller with respect to any obligations due under the Contract or with respect to any provision of the Contract.

          (h) Assignor is not currently a petitioner in any bankruptcy proceeding or state insolvency proceeding.

     4.     Indemnification.

          (a) Assignor hereby agrees to indemnify and hold Assignee harmless from and against (i) any loss, cost, liability or damage suffered or incurred by Assignee in connection with (A) obligations and responsibilities required to be performed by Assignor under the Contract and relating to any period prior to the date first above written, (B) all liabilities of Assignor arising under the Contract prior to the date first above written, and (C) Assignor’s breach of any of the representations and warranties set forth in this Assignment, and (ii) all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Assignee in connection with any action, suit, proceeding, demand, assessment, or judgment incident to any of the matters indemnified against in this Paragraph 4(a).

          (b) Assignee hereby agrees to indemnify and hold Assignor harmless from and against (i) any loss, cost, liability or damage suffered or incurred by Assignor in connection with (A) obligations and responsibilities required to be performed by Assignee under the Contract and relating to any period on or after the date first above written, and (B) all liabilities of Assignee arising under the Contract from and after the date first above written, and (ii) all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by Assignor in connection with any action, suit, proceeding, demand, assessment, or judgment incident to any of the matters indemnified against in this Paragraph 4(b).

     5.     Binding Effect. This Assignment shall not be effective and binding unless and until fully executed by each of the parties hereto and delivered. All of the covenants contained in this Assignment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, and permitted successors and assigns.

     6.     Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; provided, however, in no event shall this Assignment be effective unless and until signed by all parties hereto.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Purchase Agreement by their duly authorized officers.

ASSIGNOR

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP,
a Delaware limited partnership

By:		GLADSTONE COMMERCIAL CORPORATION,
a Delaware corporation, its general partner

By:		/s/ Arthur S. Cooper

Name:		Arthur S. Cooper
Title:		Principal

ASSIGNEE

ELSTER ELECTRICITY, 208 SOUTH ROGERS LANE,
RALEIGH, NC LLC, a Delaware limited liability company

By:		GLADSTONE COMMERCIAL LIMITED PARTNERSHIP,
a Delaware limited partnership

	By:	GLADSTONE COMMERCIAL CORPORATION,
a Delaware corporation, its general partner

By:	/s/Arthur S. Cooper
Name:	Arthur S. Cooper
Title:	Principal

Exhibits:

Exhibit A — Purchase Agreement

EXHIBIT A

PURCHASE CONTRACT
(SEE ATTACHED)

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